UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Tilray Brands, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 HELP TILRAY GROW AND PROTECT ITS SHAREHOLDERS  PLEASE VOTE TODAY  PLEASE VOTE TODAY  To Support Our Board & Modernize Our Governance  Letter to Tilray Shareholders

 Please vote using the enclosed ballot to:  Support our Board of Directors  Modernize our corporate governance  Help Tilray grow and create more value  Importantly, with Proposal 3, we are seeking your support to amend Tilray’s Charter and convert our Class 1 common shares into Class 2 common shares. The reasons for this proposed Charter amendment are simple but critical.  First, we want to simplify Tilray’s capital structure and have only one class of common stock.  Second, we seek to ensure that all stockholders of common shares have equal voting rights, or one vote per share.  The rights of all common stockholders, including voting rights, will remain intact and unchanged, and the proposed Charter amendment will not dilute existing stockholders.  We genuinely value your continued support as we work to build value for all stakeholders.  HELP TILRAY GROW BY VOTING TODAY  If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at (800) 449-0910 toll-free in the U.S. and Canada or (203) 658-9400 or by email at TLRY@info.morrowsodali.com.  The Tilray Brands Annual Meeting of Stockholders will be held on November 22, 2022.

 HELP PROTECT YOUR INVESTMENT IN TILRAY  PLEASE VOTE TODAY  PLEASE VOTE TODAY  To Help Improve Corporate Governance  Letter to Tilray Shareholders  From Chairman, President & CEO, Irwin D. Simon

 Dear Fellow Tilray Brands Stockholder,  The Annual Meeting of Stockholders of Tilray Brands, Inc. will be held on November 22, 2022, and we need your support.  As our business grows and expands its market share, we need to ensure the Company is overseen by a great Board of Directors and has modern corporate governance.  By voting today, you will help:  Support world-class directors who oversee our strategy and direction  Update and modernize our corporate governance to protect stockholders and promote accountability  Importantly, with Proposal 3, we are seeking your support to amend Tilray’s Charter and convert our Class 1 common shares into Class 2 common shares. The reasons for this proposed Charter amendment are simple but critical.  First, we want to simplify Tilray’s capital structure and have only one class of common stock.  Second, we seek to ensure that all stockholders of common shares have equal voting rights, or one vote per share.  The rights of all common stockholders, including voting rights, will remain intact and unchanged, and the proposed Charter amendment will not dilute existing stockholders.  I want to personally thank you for your investment in Tilray Brands, Inc. and your participation in this year’s annual meeting.  Sincerely,  Irwin D. Simon  Chairman, President, and Chief Executive Officer  HELP TILRAY GROW BY VOTING TODAY  If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at (800) 449-0910 toll-free in the U.S. and Canada or (203) 658-9400 or by email at TLRY@info.morrowsodali.com.

 HELP TILRAY BRANDS MAINTAIN ITS LEAD  PLEASE VOTE TODAY  PLEASE VOTE TODAY  To Support Best Practices in Corporate Governance  Letter to Tilray Shareholders

 The Tilray Brands Annual Meeting of Stockholders will be held on November 22, 2022.  We need your help.  Please vote, using the enclosed card, to support our efforts to be a leader. Voting at this year’s annual meeting gives you the chance to support our exceptional Board of Directors and to help us simplify and modernize our corporate governance.  We want to protect our shareholders by ensuring every share of stock will always have the same voting power as every other share of stock.  Having good governance practices will help set Tilray apart and protect our stockholders.  Please vote to support strong corporate governance and oversight.  HELP TILRAY GROW BY VOTING TODAY  If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at (800) 449-0910 toll-free in the U.S. and Canada or (203) 658-9400 or by email at TLRY@info.morrowsodali.com.